Consulting Agreement

This Agreement is made as of August 1, 2006, by and between Edgewater Foods International, Inc.. (“Company”), a Nevada company with its principal offices at 5552 West Island Highway, Qualicum Beach, British Columbia, Canada V9K 2C8 and TriPoint Capital Advisors, LLC, a Maryland limited liability company, with its principal offices at 400 Professional Drive, Suite 310, Gaithersburg, Maryland 20879 (referred to herein as the “Consultant”).

Witnesseth

WHEREAS, the Company desires to augment its management expertise in the area of corporate and business development to support it's business and growth and desires to engage the Consultant to provide such corporate and business development services to assist the Company with the structuring of capital transactions; mergers and acquisition support services; business development; corporate development; and corporate compliance support; and

WHEREAS, Consultant, through its principals, agents and employees, has certain expertise in the evaluation of potential business opportunities and the implementation of various projects of the nature and type contemplated by the Company in its future expansion and development which Consultant  has agreed to provide to the Company;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.    Appointment of Consultant

The Company hereby appoints Consultant, and Consultant agrees to represent the Company, as a non-exclusive consultant to assist the Company as herein described and Consultant shall have the right during the term of this agreement to represent to the public that it is a consultant to the Company.

2.    Consultant's Rights and Duties

Consultant shall use its best efforts to assist the Company in its corporate compliance and business and corporate development, including but not limited to:

(a) Assist the Company in preparing and filing the appropriate Securities Act registration statements with the US Securities and Exchange Commission (“SEC”) and the appropriate exchange or market in connection with the registration of stock for resale in connection with a financing or in order to effectuate a merger or acquisition.

(b)

Assist the Company in maintaining proper US corporate compliance and governance.

(c)

Assist the Company with the filing of periodic and other reports required by the Securities Exchange Act of 1934.

(d)

Once the Company meets the qualifications, assist the Company to make an application for listing on either NASDAQ Small Cap or American Stock Exchange.

(e)

Reviewing the Company’s current capital structure and business operations and advising the Company as to the structure of future capital transactions.

(f)

Reviewing potential merger or acquisition candidates on behalf of the Company and advising as to the structure of any such transactions.

(g)

Mike Boswell shall act as the Company’s interim Chief Financial Officer during the term of this Agreement or until such time as the Company appoints his successor.

(h)

Mark Elenowitz and Mike Boswell shall serve as directors of the Company during the term of this Agreement or until such time as their successors are duly appointed.

3.

Company Obligations

(a)

The Company will be required to sign separate retention agreements with outside professionals.  Consultant shall not perform any services normally in purview of an accountant or attorney.

(b)

The Company’s officers, attorneys and accountants will have to be ready to answer questions from the SEC, NASDAQ and/or other regulatory agencies, markets or exchanges.  For NASDAQ applications, expect several rounds of comments.   If the Company desires an American Stock Exchange Listing, the Company will need to follow a similar application process.

(c)

The Company will need to have audited financial statements for at least the last two fiscal years prepared in accordance with US GAAP.  In addition, the Company will need to prepare and present quarterly information that has been reviewed by an independent auditor for the previous two years and on a “go-forward basis”.

4.    Company Information

In connection with Consultant's performance of its duties hereunder, the Company shall (i) provide Consultant, on a timely basis, all information reasonably requested by Consultant, and  (ii) make its officers and professionals available to Consultant and such third parties as Consultant shall designate at reasonable times and upon reasonable notice.

5.    Confidential Information

Consultant acknowledges that, in the course of performing its duties hereunder, it may obtain information relating to the Company, which the Company has marked as confidential ("Confidential Information").  Consultant shall hold at all times, both during the term of this agreement and at all times thereafter, such Confidential Information in the strictest confidence, and shall not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this agreement, without the Company's prior written consent.  Consultant shall not disclose any Confidential Information to any person or entity, other than to Consultant's employees or consultants as may be reasonably necessary for purposes of performing its duties hereunder, without the Company's prior written consent.   The foregoing notwithstanding, the term "Confidential Information" shall not include information which (i) becomes generally available to the public, other than as a result of a breach hereof, (ii) was available on a non-confidential basis prior to its disclosure to Consultant by the  Company, or (iii) becomes available to Consultant on a non-confidential basis from a source other than the Company, provided that such source is not bound by a  confidentiality agreement with respect to such information.  The foregoing notwithstanding, Consultant may disclose Confidential Information to the extent required by law or regulation, including but not limited to court orders, subpoenas, civil investigative demands and interrogatories.

6.    Compensation

(a)

As compensation for Consultant’s services, the Company shall pay Consultant $7,000.00 per month.

(b)

In the event the Company and the Consultant agree that the Company requires additional financial compliance support, the Company may authorize the Consultant to hire a financial expert on the Company’s behalf.   If the Company requires such financial support and so authorizes Consultant, the Company shall reimburse Consultant for any fees and expenses of such financial expert, at a rate to be agreed to in advance.

7.    Expense Reimbursement

The Company shall reimburse Consultant periodically for its pre-approved out-of-pocket expenses arising from Consultant's performance hereunder.

8.

Indemnification

The Company agrees to indemnify and hold harmless Consultant (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by Consultant by virtue of its retention hereunder and shall reimburse Consultant for any legal or other expenses reasonably incurred in connection with  investigating or defending any such liability or action, provided that the Company shall have the  right to control the defense of any claim giving rise to such liability and no such claim shall be settled  without the consent of the Company.  The foregoing provisions shall survive termination of this

Agreement and any investigation with respect thereto by any party hereto.  This indemnification excludes actions that are the direct or indirect result of an act of financial dishonesty or other act by the Consultant for which a felony conviction occurs.  Further, the Consultant agrees to indemnify and hold harmless the Company (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) which arise as a result of any intentional or grossly negligent conduct by Consultant.

Furthermore, the Company understands and agrees that its financial statements, any filings which the Company makes with the SEC, NASD, state regulators or any market or exchange and the contents thereof are ultimately the responsibility of the Company and its officers and directors. Consultant can assist and advise you in the preparation of such filings but the Company must approve and is responsible for the contents of all filings.

9.    Other Engagements

The Company acknowledges that Consultant is and will be acting as a consultant to other business enterprises seeking business development, investment banking and/or other services normally provided by Consultant and agrees that Consultant's provision of services to such enterprises shall not constitute a breach hereof or of any duty owed to the Company by virtue of this agreement.

10.    Term

This agreement is effective upon execution by the Company as provided below and shall continue in effect for a period of 12 months, or until otherwise terminated by either party pursuant to Section 11.

11.    Termination

Either party may terminate this agreement at any time and for any reason, with or without cause, upon the giving 30 days written notice of termination to the other party; provided, however, that Consultant shall be entitled to full compensation, as set forth in Section 6, up to the date of termination, regardless of the reason for the termination and shall be paid all expenses incurred in connection with its acting as a consultant to the Company pursuant to Section 7.

12.    General Provisions

(a)

 This agreement shall be governed by and under the laws of the State of Maryland without giving effect to conflicts of law principles.  If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b)

 Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect.  The arbitration shall be conducted in Rockville, Maryland.  The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

(c)

 This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof.  This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(d)

 Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail.  If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(e)

 This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document. The Company shall confirm that the foregoing is in accordance with its understanding by signing and returning to Consultant the enclosed copy of this agreement, which shall become a binding agreement upon Consultant's receipt.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

TRIPOINT CAPITAL ADVISORS, LLC

By:_____________________________

Mark H. Elenowitz,

Managing Director

Edgewater Foods International, Inc.

By:_____________________________

Robert Saunders, Chairman,

CEO and President